Exhibit 23.3

CONSENT OF PETROTECHNICAL SERVICES,
DIVISION OF SCHLUMBERGER TECHNOLOGY CORPORATION
As independent oil and gas consultants, PetroTechnical Services, Division of Schlumberger Technology Corporation hereby consents to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 33-84258, 33-89282, 33-88196, 333-07255, 333-27525, 333‑30324, 333-30478, 333-52668, 333-67734, 333-67740, 333-109162, 333-118312, 333‑126191, 333-135949, 333-143990, 333-151762, 333-157504, 333-160350, 333-171468 and 333‑178067) and Form S-3 (File No. 333-168509) of Chesapeake Energy Corporation of all references to our firm and information from our reserves report dated 15 January 2013, entitled “Reserve and Economic Evaluation Of Proved Reserves Of Certain Chesapeake Energy Corporation Eastern Division Oil and Gas Interests as of 31 December 2012”, included in or made a part of the Chesapeake Energy Corporation Annual Report on Form 10-K for the year ended December 31, 2012 to be filed with the Securities and Exchange Commission on or about February 28, 2013, and our summary report attached as Exhibit 99.2 to such Annual Report on Form 10-K.

PETROTECHNICAL SERVICES, DIVISION OF SCHLUMBERGER TECHNOLOGY CORPORATION

By:    /s/ Charles M. Boyer II, PG, CPG
Charles M. Boyer II, PG, CPG
Consulting Services Manager – NE Basin
Advisor – Unconventional Reservoirs
Pittsburgh, Pennsylvania
28 February 2013

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